UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2017

Everi Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada	89113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

N/A

 (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01. Entry into a Material Definitive Agreement.

Refinancing

Everi Payments Inc. (“Everi Payments”), a wholly owned subsidiary of Everi Holdings Inc. (the “Company”), as borrower, and the Company entered into a credit agreement, dated as of May 9, 2017 (the “Closing Date”), among Everi Payments, the Company, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender, letter of credit issuer, sole lead arranger and sole book manager (the “Credit Agreement”). The Credit Agreement provides for: (i) a $35.0 million, five-year senior secured revolving credit facility (the “Revolving Credit Facility”); and (ii) an $820.0 million, seven-year senior secured term loan facility (the “Term Loan Facility,” and together with the Revolving Credit Facility, the “New Credit Facilities”).

The proceeds from the Term Loan Facility incurred on the Closing Date were used to: (i) refinance: (a) the Everi Payments existing credit facility with an outstanding balance of approximately $462.3 million with Bank of America, N.A., as administrative agent, collateral agent, swing line lender and letter of credit issuer, Deutsche Bank Securities Inc., as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Deutsche Bank Securities Inc., as joint lead arrangers and joint book managers, a copy of which was filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K with the Securities and Exchange Commission (the “SEC”) on December 22, 2014 (the “Prior Credit Facility”); and (b) the Everi Payments 7.25% Senior Secured Notes due 2021 in the aggregate original principal amount of $335.0 million (the “Secured Notes”); and (ii) pay related transaction fees and expenses.

New Credit Facilities

The Term Loan Facility matures seven years after the Closing Date (the “Stated Term Maturity Date”); provided that, if on the date that is 91 days prior to the maturity date (the “Unsecured Notes Maturity Date”) for the Everi Payments 10.00% Senior Unsecured Notes due 2022 in the aggregate original principal amount of $350.0 million (the “Unsecured Notes”), any Unsecured Notes remain outstanding and the Unsecured Notes Maturity Date has not been extended to a date that is at least six months after the Stated Term Maturity Date, then the Term Loan Facility shall mature on the date that is 91 days before the Unsecured Notes Maturity Date.  The Revolving Credit Facility matures five years after the Closing Date; provided, that, if on the date that is 121 days prior to the Unsecured Notes Maturity Date, any Unsecured Notes remain outstanding and the Unsecured Notes Maturity Date has not been extended to a date that is at least six months after the Stated Term Maturity Date, then the Revolving Credit Facility shall mature on the date that is 121 days before the Unsecured Notes Maturity Date. The Revolving Credit Facility is available for general corporate purposes, including permitted acquisitions, working capital and the issuance of letters of credit.  All borrowings under the Revolving Credit Facility will be subject to the satisfaction of customary conditions, including the absence of defaults and the accuracy of representations and warranties.

Interest and Fees

The interest rate per annum applicable to loans under the Revolving Credit Facility will be, at Everi Payments’ option, the base rate or the Eurodollar Rate (defined to be the London Interbank Offered Rate or a comparable or successor rate) (the “Eurodollar Rate”) plus, in each case, an applicable margin. The interest rate per annum applicable to the Term Loan Facility will also be, at Everi Payments’ option, the base rate or the Eurodollar Rate plus, in each case, an applicable margin. The Eurodollar Rate will be reset at the beginning of each selected interest period based on the Eurodollar Rate then in effect; provided that, if the Eurodollar Rate is below 1.0%, then such rate will be equal to 1.0% plus the applicable margin. The base rate is a fluctuating interest rate equal to the highest of: (i) the prime lending rate announced by the administrative agent; (ii) the federal funds effective rate from time to time plus 0.50%; and (iii) the Eurodollar Rate (after taking account of any applicable floor) applicable for an interest period of one month plus 1.00%.  The applicable margins for both the Revolving Credit Facility and the Term Loan Facility are: (i) 4.50% in respect of Eurodollar Rate loans and (ii) 3.50% in respect of base rate loans, and represent a 0.25% and 0.75% rate reduction compared to the existing revolving credit facility and term loan facility under the Prior Credit Facility, respectively. The Secured Notes were issued at a fixed rate of 7.25%.

Prepayments

Voluntary prepayments of the term loan and the revolving loans and voluntary reductions in the unused commitments are permitted in whole or in part, in minimum amounts as set forth in the Credit Agreement governing the New Credit Facilities, with prior notice but without premium or penalty, except that certain refinancings of the term loans within six months after the Closing Date will be subject to a prepayment premium of 1.00% of the principal amount repaid.

Collateral and Guarantees

Subject to certain exceptions, the obligations under the New Credit Facilities are secured by substantially all of the present and after acquired assets of each of Everi Payments, the Company and the subsidiary guarantors party thereto (the “Collateral”) including: (i) a perfected first priority pledge of all the capital stock of Everi Payments and each domestic direct, wholly owned material restricted subsidiary held by the Company,  Everi Payments or any such subsidiary guarantor; and (ii) a perfected first priority security interest in substantially all other tangible and intangible assets of the Company,  Everi Payments, and such subsidiary guarantors (including, but not limited to, accounts receivable, inventory, equipment, general intangibles, investment property, real property, intellectual property and the proceeds of the foregoing).  Subject to certain exceptions, the New Credit Facilities are unconditionally guaranteed by the Company and such subsidiary guarantors.

Covenants and Other Matters

The Credit Agreement governing the New Credit Facilities contains certain covenants that, among other things, limit the Company’s ability, and the ability of certain of its subsidiaries, to incur additional indebtedness, sell assets or consolidate or merge with or into other companies, pay dividends or repurchase or redeem capital stock, make certain investments, issue capital stock of subsidiaries, incur liens, prepay, redeem or repurchase subordinated debt, and enter into certain types of transactions with its affiliates.  The Credit Agreement governing the New Credit Facilities also requires the Company, together with its subsidiaries, to comply with a consolidated secured leverage ratio.

Events of default under the Credit Agreement governing the New Credit Facilities include customary events such as a cross-default provision with respect to other material debt.  In addition, an event of default will occur if the Company undergoes a change of control.  This is defined to include the case where the Company ceases to own 100% of the equity interests of Everi Payments, or where any person or group acquires a percentage of the economic or voting interests of the Company’s capital stock of 35% or more (determined on a fully diluted basis).

Security Agreement

In connection with the entry into the Credit Agreement governing the New Credit Facilities,  Everi Payments, the Company, as a guarantor, the subsidiary guarantors, and Jefferies Finance LLC, as collateral agent (the “Collateral Agent”), entered into a security agreement on the Closing Date (the “Security Agreement”), pursuant to which Everi Payments, the Company, as a guarantor, and the subsidiary guarantors party thereto granted a security interest in the Collateral to the Collateral Agent as collateral for the New Credit Facilities.

The foregoing descriptions of the Credit Agreement governing the New Credit Facilities and the Security Agreement related thereto do not purport to be complete and are qualified in their entirety by the full text of these agreements as well as the related guaranty that was entered into on the Closing Date by the Company, as a guarantor, and the subsidiary guarantors party thereto, in favor of the lenders party from time to time to the Credit Agreement and Jefferies Finance LLC, as administrative agent, copies of which are attached hereto as Exhibits 10.1 - 10.3, respectively, all of which are incorporated herein by reference.

Item 1.02.  Termination of a Material Definitive Agreement.

The information set forth Item 1.01 is hereby incorporated by reference into this Item 1.02.

The New Credit Facilities replace the Prior Credit Facility, which consisted of a $500.0 million, six-year senior secured term loan facility that was scheduled to mature in 2020 and a $50.0 million, five-year senior secured revolving credit facility that was scheduled to mature in 2019.  The Prior Credit Facility was terminated and repaid in full on the Closing

Date in connection with the entry into the Credit Agreement.

In connection with the entry into the Credit Agreement, Everi Payments prepaid in full $335.0 million face value (plus accrued interest) of the Secured Notes, issued pursuant to a  note purchase agreement with Everi Payments, CPPIB Credit Investments III Inc., as purchaser, and Deutsche Bank Trust Company Americas, as collateral agent (the “Note Purchase Agreement”), a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on April 15, 2015.  Borrowings under the Credit Agreement were used to prepay the Secured Notes on the Closing Date.

The description of the Prior Credit Facility and the Secured Notes contained in each respective Current Report noted above is incorporated by reference into this Item 1.02.

Item 2.02.  Results of Operations and Financial Condition.

On May 9, 2017, the Company issued a press release announcing its results of operations for the three months ended March 31, 2017.  A copy of the press release is attached hereto as Exhibit 99.1.

The results of operations information in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 2.03 Creation of a Direct Financing Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above regarding the Credit Agreement is hereby incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement - Michael Rumbolz

On May 5, 2017, the Company entered into an amended and restated employment agreement (the “Employment Agreement”) with Michael Rumbolz, the Company’s President and Chief Executive Officer, that is substantially similar to the Company’s employment agreements with its other executive officers.  The Employment Agreement supersedes the prior employment agreement with Mr. Rumbolz dated February 13, 2016, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2016, as amended by the First Amendment to Employment Agreement, dated May 10, 2016, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on May 10, 2016 (collectively, the “Prior Employment Agreement”).  Except as described below, the terms of the Employment Agreement are substantially the same as in the Prior Employment Agreement.

Extension of Employment.  The Employment Agreement extends the term of Mr. Rumbolz’s employment as the Company’s President and Chief Executive Officer through May 4, 2019, subject to automatic extensions for successive one-year periods.

Compensation.  Mr. Rumbolz’s base salary and cash-based incentive compensation plans have not changed. The  Employment Agreement provides that the Company shall provide Mr. Rumbolz, for the term of the Employment Agreement, with term life insurance and disability coverage, the terms (including, but not limited to, the dollar amounts) to be mutually agreed upon at a future date.

Termination of Employment and Change in Control.  In the event of the termination of Mr. Rumbolz’s employment by the Company without cause or by Mr. Rumbolz for good reason (as such terms are defined in the Employment Agreement), Mr. Rumbolz is entitled to 24 months’ salary continuation payable over 24 months, plus 18 months of continued group health insurance as well as a monthly cash payment equal to the COBRA premiums for that month during the six-month period following such continued group health insurance coverage, subject to applicable withholdings and deductions.

The Employment Agreement provides that upon a change in control (as such term is defined in the Company’s 2014 Equity Incentive Plan (the “2014 Plan”)), the vesting of all equity granted to Mr. Rumbolz by the Company shall continue to be governed under the terms of the agreements or documents with respect to such equity awards.  In addition, if the total payments Mr. Rumbolz receives from the Company constitute a “parachute payment” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) and would be subject to the excise tax imposed by Section 4999 of the Code, then Mr. Rumbolz shall receive the greater of: (i) the largest portion of such payments such that no portion of such payments would be subject to the excise tax imposed under Section 4999 of the Code; and (ii) the entire amount of such payments net of any and all taxes imposed on such payments, including the excise tax imposed by Section 4999 of the Code.

Restricted Stock Award.  Mr. Rumbolz was granted a restricted stock award of 40,000 shares of the Company’s common stock (the “Award”) pursuant to the 2014 Plan and the Notice of Grant of Restricted Stock and Restricted Stock Agreement entered into between Mr. Rumbolz and the Company (collectively, the “Restricted Stock Grant Notice and Agreement”).  The fair market value per share of the Award on May 5, 2017 (the “Grant Date”) was $6.66, which was the closing price of the Company’s common stock on the New York Stock Exchange on the Grant Date.  Subject to Mr. Rumbolz’s continued service to the Company as a director, officer, employee or consultant, the Award will vest in 24 equal monthly installments, provided that all of the shares subject to the Award will vest upon a change in control (as such term is defined in the 2014 Plan) if: (i) Mr. Rumbolz’s is terminated by the Company without cause or by Mr. Rumbolz for good reason (as such terms are defined in the Employment Agreement) within ten days prior to, or within eighteen months after, the date a change in control is consummated; and (ii) if the acquiror does not assume or continue the Award as described the Restricted Stock Grant Notice and Agreement.

Copies of the Employment Agreement and the Restricted Stock Grant Notice and Agreement are attached hereto as Exhibits 10.4 and 10.5, respectively, and are incorporated herein by reference. The foregoing descriptions of the Employment Agreement and the Award do not purport to be complete and are qualified in their entirety by reference to the full text of the attached Employment Agreement and the Restricted Stock Grant Notice and Agreement, respectively.

Form of Restricted Stock Awards under the Company’s Equity Incentive Plans

On May 5, 2017, the Board approved forms of time-based restricted stock awards for executives under the 2014 Plan and the Company’s 2012 Equity Incentive Plan (as amended, the “2012 Plan”). The fair market value per share of the time-based restricted stock awards will be the closing price of the Company’s common stock on the New York Stock Exchange on the grant date of such award.  Upon a change in control of the Company, the time-based restricted stock awards for executives shall vest if such executive’s employment is terminated by the Company without cause or by the executive for good reason within a specified period following such change of control (i.e., double-trigger vesting).  The form of restricted stock award also contains certain restrictive covenant obligations of the executive.  The forms of Notice of Grant of Restricted Stock for executives under the 2014 Plan and the 2012 Plan are attached hereto as Exhibits 10.6 and 10.8, respectively, and the forms of Restricted Stock Agreements under the 2014 Plan and the 2012 Plan are attached hereto as Exhibits 10.7 and 10.9, respectively, and are incorporated herein by reference.

Item 8.01. Other Events.

On May 9, 2017, in connection with the Company’s press release announcing its results of operations for the three months ended March 31, 2017, the Company also announced the closing of the refinancing transaction.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1

Credit Agreement, dated as of May 9, 2017, among Everi Payments, the Company, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender, letter of credit issuer, sole lead arranger and sole book manager.

10.2

Security Agreement, dated May 9, 2017, among Everi Payments, the Company, as a guarantor, the subsidiary guarantors party thereto, and Jefferies Finance LLC, as collateral agent, related to the Credit Agreement.

10.3

Guaranty, dated May 9, 2017, by Everi Holdings Inc., as a guarantor, and the subsidiary guarantors party thereto, in favor of the lenders party from time to time to the Credit Agreement and Jefferies Finance LLC, as administrative agent.

10.4	Amended and Restated Employment Agreement with Michael Rumbolz (effective May 5, 2017).

10.5	Notice of Grant of Restricted Stock and Restricted Stock Agreement with Michael Rumbolz, dated May 5, 2017.

10.6	Form of Notice of Grant of Restricted Stock (Time-Based) (Double-Trigger Acceleration) for Executives under the Company’s 2014 Equity Incentive Plan.

10.7	Form of Restricted Stock Agreement under the Company’s 2014 Equity Incentive Plan.

10.8	Form of Notice of Grant of Restricted Stock (Time-Based) (Double-Trigger Acceleration) for Executives under the Company’s 2012 Equity Incentive Plan, as amended.

10.9	Form of Restricted Stock Agreement under the Company’s 2012 Equity Incentive Plan, as amended.

99.1	Press Release dated May 9, 2017, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERI HOLDINGS INC.

Date: May 9, 2017	By:	/s/ Todd A. Valli
Todd A. Valli, Senior Vice President, Corporate Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Document

10.1

Credit Agreement, dated as of May 9, 2017, among Everi Payments, the Company, the lenders party thereto and Jefferies Finance LLC, as administrative agent, collateral agent, swing line lender, letter of credit issuer, sole lead arranger and sole book manager.

10.2

Security Agreement, dated May 9, 2017, among Everi Payments, the Company, as a guarantor, the subsidiary guarantors party thereto, and Jefferies Finance LLC, as collateral agent, related to the Credit Agreement.

10.3

Guaranty, dated May 9, 2017, by Everi Holdings Inc., as a guarantor, and the subsidiary guarantors party thereto, in favor of the lenders party from time to time to the Credit Agreement and Jefferies Finance LLC, as administrative agent.

10.4	Amended and Restated Employment Agreement with Michael Rumbolz (effective May 5, 2017).

10.5	Notice of Grant of Restricted Stock and Restricted Stock Agreement with Michael Rumbolz, dated May 5, 2017.

10.6	Form of Notice of Grant of Restricted Stock (Time-Based) (Double-Trigger Acceleration) for Executives under the Company’s 2014 Equity Incentive Plan.

10.7	Form of Restricted Stock Agreement under the Company’s 2014 Equity Incentive Plan.

10.8	Form of Notice of Grant of Restricted Stock (Time-Based) (Double-Trigger Acceleration) for Executives under the Company’s 2012 Equity Incentive Plan, as amended.

10.9	Form of Restricted Stock Agreement under the Company’s 2012 Equity Incentive Plan, as amended.

99.1	Press Release dated May 9, 2017, issued by the Company.